April 2, 2019



First Trust Exchange-Traded Fund
120 East Liberty Drive, Suite 400

Wheaton, Illinois 60187

      Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund (the "Trust").

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                                   Very Truly Yours,

                                                   FIRST TRUST PORTFOLIOS L.P.

                                                   /s/ James M. Dykas
                                                   ___________________________
                                                   James M. Dykas
                                                   Chief Financial Officer
AGREED AND ACKNOWLEDGED:
------------------------

First Trust Exchange-Traded Fund

/s/ Donald P. Swade
______________________________________
Donald P. Swade
Treasurer, Chief Financial Officer and
    Chief Accounting Officer


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                                   EXHIBIT A

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FUNDS                                                               DATES
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First Trust Exchange-Traded Fund
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First Trust Dow Jones Select MicroCap Index(SM) Fund             04/30/2020
------------------------------------------------------------- -----------------
First Trust Morningstar Dividend Leaders(SM) Index Fund          04/30/2020
------------------------------------------------------------- -----------------
First Trust US Equity Opportunities ETF                          04/30/2020
------------------------------------------------------------- -----------------
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund             04/30/2020
------------------------------------------------------------- -----------------
First Trust NASDAQ-100-Technology Sector Index(SM) Fund          04/30/2020
------------------------------------------------------------- -----------------
First Trust NYSE Arca Biotechnology Index Fund                   04/30/2020
------------------------------------------------------------- -----------------
First Trust Dow Jones Internet Index(SM) Fund                    04/30/2020
------------------------------------------------------------- -----------------
First Trust Capital Strength ETF                                 04/30/2020
------------------------------------------------------------- -----------------
First Trust Total US Market AlphaDEX(R) ETF                      04/30/2020
------------------------------------------------------------- -----------------
First Trust Value Line(R) Dividend Index Fund                    04/30/2020
------------------------------------------------------------- -----------------
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund       04/30/2020
------------------------------------------------------------- -----------------
First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund      04/30/2020
------------------------------------------------------------- -----------------
First Trust S&P REIT Index Fund                                  04/30/2020
------------------------------------------------------------- -----------------
First Trust Chindia ETF                                          04/30/2020
------------------------------------------------------------- -----------------
First Trust Natural Gas ETF                                      04/30/2020
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First Trust Water ETF                                            04/30/2020
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First Trust Value Line(R) 100 Exchange-Traded Fund               04/30/2020
------------------------------------------------------------- -----------------
First Trust NASDAQ(R) ABA Community Bank Index Fund              04/30/2020
------------------------------------------------------------- -----------------
First Trust Dorsey Wright People's Portfolio ETF                 04/30/2020
------------------------------------------------------------- -----------------
First Trust Dow 30 Equal Weight ETF                              04/30/2020
------------------------------------------------------------- -----------------
First Trust Lunt U.S. Factor Rotation ETF                        07/20/2020
------------------------------------------------------------- -----------------